                                                                      Exhibit 11



TURNER BROADCASTING SYSTEM,INC.
Computation of Primary Earnings Per Share
(in thousands, except per share data)


                                                                               Three months ended
                                                                                 March 31, 1994
                                                                                 --------------
     Net loss applicable to common stock                                               ($13,624)
                                                                                 ==============
     Weighted average number of shares outstanding during the period                    200,028

     Add: Common equivalent shares issuable assuming conversion of
              Class C Convertible Preferred Stock                                             0

         Shares issuable upon exercise of stock options                                       0

     Subtract: Shares which would have been purchased with proceeds
              from exercise of such stock options                                             0
                                                                                 --------------

     Weighted average number of common stock, common stock
         equivalents and converted shares outstanding                                   200,028
                                                                                 ==============

     Weighted average number of Class A common shares and common
         stock equivalents                                                               68,330
                                                                                 ==============

     Weighted average number of Class B common shares and common
         stock equivalents                                                              131,698
                                                                                 ==============

     Loss per share and common stock equivalent of Class A
         and Class B common stock                                                        ($0.07)
                                                                                 ==============




     In 1994, no common stock equivalents are included in the calculation of primary earnings per share, due to their anti-dilutive effect on net loss for the period.

TURNER BROADCASTING SYSTEM,INC.
Computation of Fully-Diluted Earnings Per Share
(in thousands, except per share data)





                                                                                Three months ended
                                                                                 March 31, 1994
                                                                                 --------------
     Net loss applicable to common stock                                               ($13,624)
                                                                                 ==============

     Add: Interest expense on zero coupon subordinated convertible
              notes due 2007                                                              4,118
         Interest expense on 6.5% convertible notes                                         488

     Subtract: Additional income taxes                                                   (1,808)
                                                                                 --------------
     Adjusted net loss applicable to Common Stock                                      ($10,826)
                                                                                 ==============

     Weighted average number of common stock, common stock
         equivalents and converted shares outstanding                                   200,028

     Add: Shares issuable assuming conversion of zero coupon
              convertible notes due 2007                                                  7,440

         Shares issuable assuming conversion of 6.5%
              convertible notes                                                           1,091

         Shares issuable assuming conversion of Class C
              Preferred stock                                                            74,382

         Shares issuable assuming exercise of outstanding
              options                                                                     2,795
                                                                                 --------------

     Weighted average number of common stock, common stock
         equivalents and convertible shares, assuming full dilution                     285,736
                                                                                 ==============

     Weighted average number of Class A common shares and common
         equivalents and convertible shares, assuming full dilution                      68,330
                                                                                 ==============

     Weighted average number of Class B common shares and common
         equivalents and convertible shares, assuming full dilution                     217,406
                                                                                 ==============

     Loss per share and common stock equivalent of Class A
         and Class B common stock                                                        ($0.04)
                                                                                 ==============




     This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.